April 4, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated April 4, 2008 of Invesco Ltd. (successor to Invesco PLC) and are in agreement with the statements contained therein.

/s/ Ernst & Young LLP

London